EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-65291 on Form S-8 of our report dated June 20, 2005 appearing in this Annual Report on Form 11-K of the Rayonier Investment and Savings Plan for Salaried Employees for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

June 29, 2005